UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2025

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2025, Avalon GloboCare Corp., a Delaware corporation (the “Company”) entered into entered into that certain securities purchase agreement (the “Securities Purchase Agreement”), with an accredited investor, Brown Stone Capital Ltd. (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, upon the terms and conditions set forth in the Securities Purchase Agreement, 121,200 shares of the Company’s common stock (the “Shares”), par value $0.0001 per share (the “Common Stock”), and pre-funded warrants to purchase 354,300 shares of Common Stock (the “Warrants”), subject to appropriate adjustments for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock, in exchange for $475,500. The total number of shares of Common Stock issuable pursuant to the Warrants is 354,300 shares. The closing of the transaction occurred on July 17, 2025, which is when the Company received net proceeds of $450,500 after deducting offering expenses.

In connection with the transaction, the Company and the Investor entered into a registration rights agreement (the “Registration Rights Agreement” and together with the Securities Purchase Agreement and Warrants, the “Transaction Documents”), pursuant to which the Company agreed to register the Shares and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) pursuant to a registration statement on Form S-1 (or other appropriate form) under the Securities Act of 1933, as amended (the “Securities Act”). The Company agreed to file the registration statement on or before the earlier of (i) fifteen (15) calendar days from the date that the SEC first declares the Company’s Form S-4 (File No. 333-286738) effective or (ii) September 26, 2025, and to use its reasonable best efforts to have the registration statement declared effective by the SEC within thirty (30) calendar days from the date that the registration statement is first filed (which will increase to seventy-five (75) calendar days in the event of a SEC review). The Company also granted piggy-back registration rights with respect to the Shares and Warrant Shares to the Investor in the Securities Purchase Agreement.

The Transaction Documents contain customary representations and warranties and agreements and obligations of the parties. The foregoing description of the terms of the Warrants, Securities Purchase Agreement, Registration Rights Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the copies of the Warrants, Securities Purchase Agreement, and Registration Rights Agreement filed hereto as Exhibits 4.1, 10.1, and 10.2 respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated hereby reference.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On July 15, 2025, the Company issued an aggregate of 515,109 shares of Common Stock (the “Conversion Shares”) to a certain noteholder upon conversions of its note. Following the issuance of the Conversion Shares, as of July 15, 2025, the Company’s issued and outstanding Common Stock share count was 2,954,193 (excluding the Shares and Warrant Shares).

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Warrants issued by the Company to Investor, dated as of July 14, 2025
10.1	Securities Purchase Agreement by and between the Company and Investor, dated as of July 14, 2025
10.2	Registration Rights Agreement by and between the Company and Investor, dated as of July 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: July 18, 2025	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

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